Exhibit N-10

              Type of Services Rendered          Amount
              --------------------------       ---------

CEI to OE     Line Operations                $     1,646
              Engineering Services                11,880
              Garage Services                     80,591
                                               ---------
              Total Services CEI to OE       $    94,117
                                               =========


CEI to Penn   Line Operations                $    39,961
              Garage Services                     30,344
                                               ---------
              Total Services CEI to Penn     $    70,305
                                               =========

OE to CEI     Line Services                  $     3,341
              Substation Services                 92,875
              Engineering Services               382,211
              Dispatching Services               187,027
              Forestry Services                   18,722
              Human Services                      38,673
              Customer Services                   47,616
              Credit                               7,617
              Meter Reading                       38,722
              Meter Services                     109,729
              Stores Services                     10,713
              Garage Services                     53,956
              Regional Administration             75,381
              VP Administration                   17,101
              Customer Support                   112,040
                                               ---------
              Total Services OE to CEI       $ 1,195,724
                                               =========

OE to Penn    Line Services                  $    43,735
              Engineering Services               411,007
              Dispatching Services               487,862
              Forestry Services                   24,570
              Human Services                     104,078
              Walk In Centers                     11,302
              Customer Services                  154,546
              Credit                              41,917
              Meter Reading                       55,430
              Meter Services                      85,357
              Stores Services                        295
              Garage Services                     27,322
              Facilities Services                    786
              Regional Administration            196,069
              VP Administration                   47,813
              Customer Support                    25,010
                                               ---------
                                             $ 1,717,099
                                               =========

Penn to CEI   Credit                         $    12,681
              Regional Administration              1,443
              Engineering Services                   412
              Substation Services                  7,424
                                               ---------
              Total Services Penn to CEI     $    21,960
                                               =========

Penn to OE    Walk In Centers                $       825
              Customer Support                       670
              Regional Administration              7,165
              Engineering Services                10,465
              Line Services                        8,816
              Meter Reading                        2,062
              Meter Services                         927
                                               ---------
              Total Services Penn to OE      $    30,930
                                               =========

TE to OE      Meter Services                 $    92,331
              Human Resources                     18,466
              Dispatching Services                51,705
              Forestry                            14,773
              Claims                              11,080
              Store Services                      48,012
              Facilities Services                 18,466
              Regional Administration             18,467
                                               ---------
              Total Services TE to OE        $   273,300
                                               =========

Total                                        $ 3,403,435
                                               =========